As filed with the Securities and Exchange Commission on November 1, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1 to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

ALTISOURCE RESIDENTIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	46-0633510
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

c/o Altisource Asset Management Corporation

402 Strand St.

Frederiksted, United States Virgin Islands 00840-3531

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(340) 692-1055

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each class is to be registered
Class B Common Stock, par value $0.01 per share	[ ]

Securities to be registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-

accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,”

“accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

ALTISOURCE RESIDENTIAL CORPORATION

Cross-Reference Sheet Between the Information Statement and Items of Form 10

Our information statement is filed as Exhibit 99.1 to this Form 10.  For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in our information statement.

Item No.	Caption	Location in Information Statement

1.	Business	See “Summary,” “Forward-Looking Statements,” “The Separation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”

1A.	Risk Factors	See “Risk Factors” and “Forward-Looking Statements”

2.	Financial Information	See “Summary,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	See “Business—Properties and Facilities”

4.	Security Ownership of Certain Beneficial Owners	See “Security Ownership of Certain Beneficial Owners”

5.	Directors and Executive Officers	See “Management”

6.	Executive Compensation	Not applicable

7.	Certain Relationships and Related Transactions, and Director Independence	See “Summary,” “Risk Factors,” “Relationship between Altisource and Us Following the Separation,” “Management” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings	See “Business—Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “The Separation” and “Description of Capital Stock”

10.	Recent Sales of Unregistered Securities	None

11.	Description of Registrant’s Securities to be Registered	See “Description of Capital Stock”

12.	Indemnification of Directors and Officers	See “Indemnification of Directors”

13.	Financial Statements and Supplementary Data	See “Summary” and “Index to Financial Statements” and the financial statements referenced therein

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

Item No.	Caption	Location in Information Statement
15.	Financial Statements and Exhibits	See “Index to Financial Statements” and the financial statements referenced therein

(a)                                  List of Financial Statements and Schedules.

The following financial statements are included in the information statement and filed as part of this Registration Statement on Form 10:

(1)                                  Financial Statements of Altisource Residential, L.P., including Report of Independent Registered Certified Public Accounting Firm.

(b)                                 Exhibits.  The following documents are filed as exhibits hereto.

Exhibit Number		Exhibit Description

2.1	^	Form of Separation Agreement between Altisource Residential Corporation and Altisource Portfolio Solutions S.A.

3.1	*	Articles of Incorporation of Altisource Residential Corporation.

3.2	*	Bylaws of Altisource Residential Corporation.

10.1	^	Form of Support Services Agreement between Altisource Residential Corporation and Altisource Solutions S.à r.l.

10.2	^	Form of Tax Matters Agreement between Altisource Residential Corporation and Altisource Solutions S.à r.l.

10.3	^	Form of Asset Management Agreement between Altisource Residential Corporation and Altisource Asset Management Corporation

10.4	^	Form of Master Services Agreement between Altisource Residential Corporation and Altisource Solutions S.à r.l.

10.5	^	Form of Servicing Agreement between Altisource Residential Corporation and Ocwen Loan Servicing, LLC.

10.6	^	Form of Trademark License Agreement between Altisource Residential Corporation and Altisource Solutions S.à r.l.

10.7	^	Form of Shareholders’ Agreement among Altisource Residential Corporation, Altisource Asset Management Corporation and NewSource Reinsurance Company Ltd.

10.8	^	Form of Title Insurance Services Agreement between NewSource Reinsurance Company Ltd. and Altisource Solutions S.à r.l.

99.1		Preliminary Information Statement of Altisource Residential Corporation, subject to completion, dated [ ], 2012.

* To be filed by amendment.
^ Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Residential Corporation

	By:	/s/ William C. Erbey
	Name:	William C. Erbey
	Title:	Chairman

Dated: November 1, 2012